Exhibit 99.1

News Release

Investor Contact:	Nicole McIntosh	Media Contact:	Roger Hoadley
	Director of Investor Relations		Director of Communications
	(913) 236-1880		(913) 236-1993

Waddell & Reed Financial, Inc. Announces Regulatory Settlements

OVERLAND PARK, KS, July 24/PRNewswire/ Waddell & Reed Financial, Inc. (NYSE: WDR) announced today that three of its subsidiaries have finalized settlements with the U.S. Securities and Exchange Commission, the Attorney General of the State of New York, and the Kansas Securities Commissioner to settle previously disclosed, and now completed, investigations concerning market timing in the Waddell & Reed Advisors family of mutual funds. The three subsidiaries are:  Waddell & Reed Investment Management Company, Waddell & Reed Services Company, and Waddell & Reed, Inc. (collectively, “Waddell & Reed”).

Under the terms of the settlements, Waddell & Reed neither admits nor denies any of the regulators’ findings or allegations. The Company will pay a total of $50 million that will be distributed to the funds pursuant to a plan to be developed by an independent consultant and approved by the funds’ boards of directors. Waddell & Reed also agreed with the Kansas Securities Commissioner to pay a $2 million fine that will be designated for investor education, and with the New York Attorney General to reduce management fees by $5 million per year for each of the next five years in the Waddell & Reed Advisors Funds and the W&R Target Funds.

“These settlements have been in process for some time and relate to matters well in our past. Their completion is a positive event,” said Henry J. Herrmann, CEO of Waddell & Reed Financial, Inc. “Our success in settling other legal and regulatory matters, and the elimination of the distraction they had caused has already shown itself in the results of our business performance. The closure of this matter should support our continued progress.”

Daniel C. Schulte, General Counsel of Waddell & Reed said, “The SEC Order recognizes that Waddell & Reed undertook measures to control market timing in its funds.” Among other things, the SEC Order notes that beginning in at least 2001, Waddell & Reed engaged in surveillance of its funds and required most identified market timers to enter into agreements limiting the number, amount and frequency of trades. In 2002, as market timing became more prevalent throughout the mutual fund industry, Waddell & Reed increased its efforts to monitor and police market timing activity in the funds, and took steps to restrict such trading when it was detected. In May 2003, to further discourage market timing, Waddell & Reed imposed a 2% redemption fee, payable to the funds, for any redemptions or exchanges within 30 days of purchase in any of Waddell & Reed’s international funds. More recently, in 2004, Waddell & Reed adopted a 2% redemption fee for 5-day roundtrips in any Waddell & Reed fund, and enhanced fair value pricing of the funds’ portfolios.

Although market timing can benefit mutual funds in a declining market, the SEC found that market timers, in the aggregate, made more money than they lost in Waddell & Reed funds. Waddell & Reed also collected $3.6 million of fees over a five-year period from three market timers as payment for additional services and the SEC found that those fees exceeded the value of the services provided.

The Company estimates that the pre-tax charge for the second quarter to record the expense of this settlement will not exceed $55 million. See the Company's Current Report on Form 8-K regarding this matter for additional information and disclosure.

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States.

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Statements in this press release regarding Waddell & Reed Financial Inc.’s business, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other important factors, some of which are listed below, that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These and other risks, uncertainties and other important factors are described in more detail in Waddell & Reed Financial, Inc.’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, the “Risk Factors” section of the Management’s Discussion and Analysis of Financial Condition and Results of Operations in Waddell & Reed Financial Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and its most recent Quarterly Report on Form 10-Q.

•                  Governmental investigations, settlements of such investigations, and regulatory examinations of the company and its business activities as described in more detail in the company’s press releases and regulatory filings as well as civil litigation arising out of or related to such matters could adversely impact our assets under management, increase costs and negatively impact the profitability of the company and future financial results.